                          EQUIPMENT PURCHASE AGREEMENT

      THIS EQUIPMENT PURCHASE AGREEMENT (this "Agreement") is entered into as of June 13, 2005 (the "Effective Date"), by and between Cal Dive International, Inc., a corporation organized under the laws of Minnesota (the "Buyer"), and Torch Offshore, Inc., a Delaware corporation ("Torch Offshore"), Torch Offshore, LLC, a Delaware limited liability company ("Torch, LLC" and, jointly with Torch Offshore, the "Seller"), and Torch Express, LLC ("Torch Express") a Louisiana limited liability company.

                                    RECITALS

      WHEREAS, one or more of the Sellers own the "Equipment" (as described and defined under that certain Order (A) Approving the Agreement in Settlement of GECC's Motion Pursuant to Section 362(d) for Relief from the Automatic Stay, (B) Approving Bidding Procedures for the Auction Sale of the M/V Midnight Eagle, the M/V Midnight Gator and the M/V Midnight Wrangler; (C) Scheduling Bidding Deadline, Auction and Sale Hearing Date; and (C) Approving the Form and Manner of Notice Thereof (the "Bidding Procedures Order");

      WHEREAS, on January 7, 2005 (the "Petition Date"), each of the Sellers petitioned for relief under chapter 11 of title 11 of the United States Code; and

      WHEREAS, Sellers desire to sell, transfer and assign to Buyer or its designee, and Buyer desires to (or to cause its designee to) acquire from Sellers, all of the Equipment, all as more specifically provided herein;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of other valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      The following terms employed in this Agreement have the meanings set forth as follows:

      "Agreement" has the meaning set forth in the Preamble.

      "Approval Order" means an order of the Bankruptcy Court, in form and substance reasonably acceptable to the Buyer in all material respects, approving the Transaction and all of the terms and conditions contemplated hereby, which order (i) shall be in full force and effect and (ii) shall not have been stayed, reversed, modified or amended in any respect and, if the Approval Order is the subject of a pending appeal, the consummation of the Transaction shall not be the subject of a presently effective stay pending appeal.

      "Assumed Liabilities" has the meaning set forth in Section 2.3.

      "Auction" means the Bankruptcy Court auction for the Equipment held on June 2, 2005 in accordance with the Bidding Procedures Order.

      "Bankruptcy Case" means Seller's chapter 11 cases currently pending before the Bankruptcy Court.

      "Bankruptcy Code" means title 11 of the United States Code, as heretofore and hereafter amended, and codified as 11 U.S.C. sections 101, et seq.

      "Bankruptcy Court" means the United States Bankruptcy Court for the Eastern District of Louisiana and any other court having jurisdiction over the Bankruptcy Case.

      "Bidding Procedures" means bidding procedures established by the Bankruptcy Court and set forth in the Bidding Procedures Order.

      "Bidding Procedures Order" has the meaning set forth in the Recitals.

      "Business Days" are days on which banks are open in the place of Closing provided in Section 2.2.

      "Buyer" has the meaning set forth in the Preamble.

      "Buyer's Authorized Representative" has the meaning set forth in Section 10.5.

      "Claimants" has the meaning set forth in Section 6.5.

      "Closing" has the meaning set forth in Section 2.2.

      "Closing Date" has the meaning set forth in Section 2.2.

      "Effective Date" has the meaning set forth in the Preamble.

      "Equipment" has the meaning set forth in the Bidding Procedures Order.

      "Final Order" means a judgment, order or decree of the relevant Governmental Authority that has not been reversed, stayed, enjoined, set aside, annulled, vacated or suspended and, with respect to any judgment, order or decree of the Bankruptcy Court, any waiting period prescribed by Law before the transactions contemplated hereby may be consummated has expired.

      "Governmental Approval" means any authorization, consent, approval, license, franchise, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority relating to the ownership of the Equipment or to the execution, delivery or performance of this Agreement.

      "Governmental Authority" means any national government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over the Buyer or Sellers or the operation of the Equipment.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

      "Law" means any statute, law, rule, regulation, ordinance, order or code, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

      "Lien" or "Liens" means any mortgage, lien (statutory or other, including all "Liens" as defined in the Bankruptcy Code), pledge, security interest, encumbrance, hypothecation, assignment for security, or deposit arrangement or other security agreement or adverse claim to ownership of the Equipment of any kind or nature whatsoever, recorded or unrecorded.

      "M/V Midnight Wrangler" means that certain construction/pipe lay vessel Midnight Wrangler including all of her Equipment, a vessel registered and flagged under the laws of the Republic of Vanuatu, Official Number 1480, and owned by Torch Offshore.

      "Party" or "Parties" means, in the singular, Sellers or Buyer as the context requires, and, in the plural, Sellers and Buyer.

      "Person" means an individual, a partnership, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, a limited liability company, or other entity or a government or any agency or political subdivision thereof.

      "Purchase Price" has the meaning set forth in Section 3.1.

      "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or partnership agreement or other organizational or governing documents of such Person, and any law applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

      "Sale Hearing" means the hearing to be scheduled and conducted by the Bankruptcy Court to consider approval and entry of the Approval Order.

      "Sale Motion" means the motion or motions of Seller seeking approval and entry of the Bidding Procedures Order and the Approval Order and scheduling of the Bidding Procedures Hearing and the Sale Hearing.

      "Security Deposit" has the meaning set forth in Section 3.2(a).

      "Security Deposit Escrow Agent" means JPMorgan Chase Bank, N.A., or such other entity agreed by the Parties.

      "Security Deposit Escrow Agreement" has the meaning set forth in Section 3.2(a).

      "Sellers" has the meaning set forth in the Preamble.

      "Torch Express" has the meaning given to it in the Recitals.

      "Transaction" means the purchase and sale of the Equipment, along with any other transactions contemplated in this Agreement or related thereto.

                                   ARTICLE II
                  PURCHASE AND SALE OF SALE ASSETS; THE CLOSING

      2.1 Sale and Purchase. Sellers hereby agree to sell to Buyer, and Buyer hereby agrees to purchase from the Sellers, effective as of the Closing Date, the Equipment.

      2.2 The Closing. The closing of the purchase and sale of the Equipment (the "Closing") will take place as soon as reasonably practicable after entry of the Approval Order, during normal business hours at the offices of Heller, Draper, Hayden, Patrick & Horn, L.L.C. in New Orleans, Louisiana or at such other venue as the Sellers may select. The Parties shall use all reasonable efforts to cause the Closing to occur within ten (10) Business Days following the entry of the Approval Order (such date, the "Closing Date").

      2.3 Assumption/Exclusion of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer will assume the obligation to pay for all reasonable costs of removing the Equipment from the M/V Midnight Wrangler and restoring that portion of the M/V Midnight Wrangler where the Equipment was installed to substantially its same condition as existed prior to installation of the Equipment thereon (the "Assumed Liabilities"). Other than as provided in the immediately preceding sentence, Buyer will not assume or be liable for any liabilities or obligations arising out of, relating to or otherwise in respect of the ownership, use or operation of the Equipment on or before the Closing Date.

                                   ARTICLE III
                           PURCHASE PRICE; ADJUSTMENTS

      3.1 Purchase Price. The consideration to be given and paid by Buyer to Sellers for the Equipment shall be (a) the assumption of the Assumed Liabilities and (ii) Seven Hundred Thousand Dollars (U.S. $700,000) in cash (the "Purchase Price").

      3.2 Security Deposit.

            (a) In connection herewith, Buyer has deposited with the Security Deposit Escrow Agent, in its capacity as escrow agent under that certain Escrow Agreement, dated as of the date hereof (the "Security Deposit Escrow Agreement"), among Buyer, Torch Offshore and the Security Deposit Escrow Agent, the sum of Seventy Thousand Dollars ($70,000) to constitute a security deposit in respect of the obligations hereunder to purchase the Equipment (the "Security Deposit"). At Closing, the Security Deposit plus any interest or other amount accrued thereon shall be applied as a deposit towards the Purchase Price as provided in Section 4.2(b), and the Parties shall provide joint written instructions to the Security Deposit Escrow Agent to such effect.

            (b) Upon the termination of this Agreement for any reason other than a breach by Buyer of its obligations hereunder, Buyer shall be entitled to the return of the Security Deposit plus any interest or other amount accrued thereon pursuant to the terms of the Security Deposit Escrow Agreement, and the Parties shall provide joint written instructions to the Security Deposit Escrow Agent to such effect.

            (c) In the event of a termination of the Agreement due to a breach by Buyer of Buyer's obligations under this Agreement, Buyer shall forfeit its Security Deposit (plus any interest earned thereon). The forfeited Security Deposit shall be considered as a portion of the sale proceeds with respect to the Equipment and shall be distributed to the Sellers for further distribution in accordance with a Final Order of the Bankruptcy Court.

                                   ARTICLE IV
                               CLOSING DELIVERIES

      4.1 Closing Deliveries of Seller. On the Closing Date, in exchange for the Purchase Price, Sellers shall deliver the following to Buyer:

            (a) A certificate evidencing resolutions of the Board of Directors (or commensurate authority) of each of the Seller, certified by the Secretary or other appropriate officer or agent of the Seller, duly authorizing the execution, delivery and performance of this Agreement and other transaction documents;

            (b) a bill of sale in the form of Exhibit A hereto for the Equipment, duly notarially attested, transferring the Equipment free and clear of all Liens; and

            (c) such other instruments of transfer in a form and substance satisfactory to Buyer (or its designated Affiliate) necessary to transfer and vest in Buyer (or its designated Affiliate) all of the Sellers' right, title and interest in and to the Equipment in accordance with the terms of this Agreement

      4.2 Closing Deliveries of Buyer. On the Closing Date, in exchange for the Equipment, Buyer shall deliver the following to Seller:

            (a) a certificate evidencing resolutions of the Board of Directors of the Buyer, certified by the Secretary or other appropriate officer or agent of the Buyer, duly authorizing the execution, delivery and performance of this Agreement and other documents relating hereto; and

            (b) an amount equal to (i) the Purchase Price less (ii) the amount of the Security Deposit plus any interest or other amount accrued thereon.

                                    ARTICLE V
                            REPRESENTATIONS OF BUYER

      5.1 Organization, Power and Status of the Buyer. Buyer is (i) an entity duly formed, validly existing and in good standing under the laws of the State of Minnesota, and (ii) duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except for any failure to be so qualified that would not have a material adverse effect upon Buyer's ability to perform its obligations under the Agreement. Buyer has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the purchase of the Equipment.

      5.2 Authorization, Enforceability, Execution and Delivery. Buyer has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other related document to which it is a party. All actions on the part of Buyer that are required for the authorization, execution, delivery and performance of the Agreement and each other related document to which it is a party, in each case, have been duly and effectively taken, and the execution, delivery and performance of its obligations under this Agreement and each such other document do not require the approval or consent of any Person, except for (a) compliance with any requirements (if applicable) of the HSR Act or (b) such consents and approvals as have been or will be obtained on or prior to the Closing Date, which is the date the Equipment will be delivered by Sellers to Buyer. This Agreement and each such other document related to the Agreement to which Buyer is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      5.3 No Conflicts; Laws and Consents; No Default. Neither the execution, delivery and performance of this Agreement nor the consummation of the Transaction nor performance of or compliance with the terms and conditions hereof (i) subject to compliance with any requirements (if applicable) of the HSR Act, contravenes any Requirement of Law applicable to Buyer or (ii) constitutes a default under any document related hereto to which Buyer is a party, except for any such contravention or default that would not have a material adverse effect upon Buyer's ability to perform its obligations under this Agreement. Buyer is in compliance in all material respects with and not in default under any and all Requirements of Law applicable to Buyer, the terms and provisions of the Agreement and any other related documents to which Buyer is a party.

      5.4 Government Approvals. Subject to compliance with any requirements (if applicable) of the HSR Act, all Governmental Approvals that are required to be obtained in the name of Buyer in connection with the execution, delivery and performance by Buyer of the Agreement and the related documents have been obtained and are in effect on the Closing Date.

                                   ARTICLE VI
                            REPRESENTATIONS OF SELLER

      6.1 Organization, Power and Status of the Seller. Sellers are each (i) an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of their respective organization, and (ii) duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except for any failure to be so qualified that would not have a material adverse effect upon Seller's ability to perform its obligations under the Agreement. Sellers have all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the sale of the Equipment.

      6.2 Authorization, Enforceability, Execution and Delivery. Sellers have all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other related document to which it is a party. Subject to entry of the Approval Order, all actions on the part of Sellers that are required for the authorization, execution, delivery and performance of this Agreement, and each other related document to which it is a party, in each case, has been duly and effectively taken, and the execution, delivery and performance of its obligations under this Agreement and each such other document does not require the approval or consent of any Person, except for (a) compliance with any requirements (if applicable) of the HSR Act or (b) such consents and approvals as have been obtained on or prior to the Closing, which is the time the Equipment will be delivered by Sellers to Buyer. Each of this Agreement and each such other document to which a Seller is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally, and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      6.3 No Conflicts; Laws and Consents; No Default. Neither the execution, delivery and performance of this Agreement nor the consummation of the Transaction nor performance of or compliance with the terms and conditions hereof (i) subject to compliance with any requirements (if applicable) of the HSR Act, contravenes any Requirement of Law applicable to Sellers or (ii) constitutes a default under any document, related hereto to which a Seller is a party, except for any such contravention or default that would not have a material adverse effect upon Sellers' ability to perform its obligations under this Agreement. Sellers are in compliance in all material respects with and not in default under any and all Requirements of Law applicable to Sellers, the terms and provisions of the Agreement or any other related documents to which a Seller is a party.

      6.4 Taxes. Except as set forth in Schedule 6.4, as of the Closing Date, Sellers shall have filed, or caused to be filed, all tax and information returns that are required to have been filed by it in any jurisdiction with respect to the Equipment and has paid, or caused to be paid, all taxes shown to be due and payable on such returns and all other taxes or assessments payable by it with respect to the Equipment, to the extent the same have become due and payable, but excluding any taxes the Sellers are contesting in good faith and by appropriate proceedings, provided such contest, if determined adversely, would not subject the Equipment to imminent forfeiture or sale or result in the imposition of any Lien thereon.

      6.5 Good Title. At the Closing Date, Sellers will have good and marketable title to the Equipment. The Approval Order will provide that the Equipment is being sold to Buyer free and clear of any Liens and other interests pursuant to Sections 363(b)(1) and 363(f) of the Bankruptcy Code. In this connection, Sellers represent that as of the Closing Date they shall have identified to Buyer all known Lien holders, Lien claimants, interest holders or creditors who have previously asserted, or to Sellers' knowledge may assert a lien, claim, encumbrance or interest against the Equipment (collectively, "Claimants") and that such Claimants have received good and sufficient notice of the Sale Motion and the Sale Hearing.

      6.6 U.S. Citizenship. Sellers are citizens of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, and the regulations promulgated pursuant thereto, qualified to engage in the coastwise trade of the United States.

                                   ARTICLE VII
              EXCLUSION OF WARRANTIES; NO ASSUMPTION OF LIABILITIES

      7.1 Exclusion of Warranties. The Equipment will be sold by order of the Bankruptcy Court free and clear of all Liens, mortgages and encumbrances of any kind. Except as set forth above, Buyer shall take the Equipment "AS IS, WHERE IS," at the time title passes to Buyer without any warranty or representation by Sellers whatsoever, express or implied, including without limitation as to the design, quality, condition, merchantability or seaworthiness, or as to the fitness of the Equipment for any particular purpose or trade, and the bill of sale referred to in Section 4.1(b) shall so provide. Buyer hereby represents that it has had full opportunity to inspect the Equipment as of the Effective Date, and will, except as otherwise provided in this Agreement, accept the Equipment upon the satisfaction by Sellers of Section 8.2 and by Buyer of
Section 8.1 of this Agreement. After the Closing, Sellers shall have no obligation with respect to the Equipment. Buyer's execution of the documentation at Closing shall be conclusive evidence of Buyer's acceptance of the condition of the Equipment.

      7.2 No Assumption of Liabilities. Other than with respect to the Assumed Liabilities, Buyer will not assume, and hereby expressly disclaims any assumption of, any debts, liabilities or obligations (absolute or contingent) of any kind of Sellers, including but not limited to (i) accounts payable, (ii) indebtedness for money borrowed, (iii) income taxes, payroll taxes, withholding taxes, franchise taxes, and other taxes except for sales, value added or use taxes payable by Buyer with regard to the Equipment, (iv) claims, litigation, liabilities or obligations arising out of or relating to the operations of Sellers, (v) liabilities or obligations of any kind in respect of any past or present stockholders, directors, officers, employees or consultants of the Sellers, whether under any contract or agreement, pursuant to any pension plan or employee benefit plan or welfare plan, or otherwise, (vi) liabilities or obligations relating to recapture or any depreciable deduction, and/or (vii) any other liabilities or obligations of or relating to Sellers.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

      8.1 Buyer's Conditions Precedent. The Buyer's obligation to accept the Equipment from the Sellers and to pay the Purchase Price in accordance with this Agreement is subject to fulfillment on or before the Closing Date of the following conditions precedent, all documents to be in form and substance reasonably satisfactory to the Buyer:

            (a) All Governmental Approvals that are required to be obtained in the name of Buyer in connection with the execution, delivery and performance by Buyer of the

      Agreement and the related documents have been obtained and are in effect at Closing, including, without limitation, that, if applicable, the waiting period under the HSR Act shall have expired or early termination shall have been granted;

            (b) Sellers have made all filings and has received all material consents, waivers and approvals from all Governmental Authorities, third parties and such other entities, as necessary for the consummation of the Transaction;

            (c) Sellers' representations and warranties in Article VI of this Agreement are true and correct in all material respects;

            (d) Sellers have completed all deliveries they are required to make under Section 4.1; and

            (e) Sellers have complied in all material respects with their respective obligations under this Agreement.

      8.2 Seller's Conditions Precedent. The Sellers' obligation to sell the Equipment and deliver the Equipment to Buyer on the Closing Date is subject to fulfillment of the following conditions precedent on or before the Closing Date, all documents to be in form and substance reasonably satisfactory to Sellers:

            (a) Buyer has made all filings and has received all material consents, waivers and approvals from all Governmental Authorities, third parties and such other entities, as necessary for the consummation of the Transaction, including, without limitation, that, if applicable, the waiting period under the HSR Act shall have expired or early termination shall have been granted;

            (b) Buyer's representations and warranties in Article V of this Agreement are true and correct in all material respects;

            (c) Buyer has paid Sellers the amount required under Section 4.2(b) of this Agreement;

            (d) Buyer has made all deliveries required of it under Section 4.2 of this Agreement; and

            (e) Buyer has complied in all material respects with its obligations under this Agreement.

                                   ARTICLE IX
                               SELLER'S BANKRUPTCY

      9.1 Procedure for Approval of Transaction.

            (a) Sale Motion. Sellers have filed the Sale Motion seeking entry of the Approval Order and deadlines for filing and service of objections and responses to the relief requested in the Sale Motion, and have arranged for setting of the Sale Hearing on a date that is no later than June 10, 2005.

            (b) Proposal and Submission of Approval Order. In connection with the Sale Motion, Sellers proposed and submitted to the Bankruptcy Court for execution at the Sale Hearing, the Approval Order.

            (c) Cooperation. Buyer and Sellers shall cooperate with filing and prosecuting the Sale Motion and obtaining entry of the Approval Order.

      9.2 Conditions to Closing relating to Bankruptcy. In addition to the conditions to Closing set forth in Sections 8.1 and 8.2, the obligations of the Parties to close under this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) The Bankruptcy Court shall have entered the Approval Order, which order shall not have been stayed, reversed, modified or amended in any respect and, if the Approval Order is the subject of a pending appeal, the consummation of the Transaction shall not be the subject of a presently effective stay pending appeal;

            (b) The Bidding Procedures Order shall be a Final Order and the Sellers shall have complied in all materials respects with the requirements of the Bidding Procedures Order;

            (c) All consents, waivers, approvals and authorizations of third parties as are necessary to consummate the Transaction shall have been obtained for both parties; and

            (d) Sellers shall have given notice of the Sale Motion, Auction and Sale Hearing as required by the Bankruptcy Code or applicable Bankruptcy Rules.

                                    ARTICLE X
                    TRANSFER OF TITLE AND DELIVERY OF VESSELS

      10.1 Transfer of Title. Title and risk of loss of or damage to the Equipment will pass from the Sellers to the Buyer at the time of Closing.

      10.2 Inspections and Due Diligence. The Buyer has inspected the Equipment and has accepted the Equipment following this inspection. The sale is outright and definite, subject only to the terms and conditions of this Agreement.

      10.3 Notices; Time and Place of Delivery. Sellers shall deliver the Equipment at its location at the time of the Closing, which location Sellers shall notify to Buyer in advance of the Closing.

      10.4 [Reserved].

      10.5 Delivery Procedure. Sellers shall deliver the Equipment to a duly authorized representative of Buyer ("Buyer's Authorized Representative"), which shall be effective as of the Closing and acknowledged by Buyer.

                                   ARTICLE XI
                                      TAXES

      Any tax (including sales tax), fees and expenses in connection with the transfer of the Equipment to Buyer shall be paid exclusively by the Buyer. Ad valorem taxes on the Equipment accrued prior to the Closing shall be the responsibility of Seller. Ad valorem taxes on the Equipment accruing after the Closing shall be the responsibility of Buyer.

                                   ARTICLE XII
                                   [RESERVED]

                                  ARTICLE XIII
                                   TERMINATION

      13.1 Termination. In addition to any other termination rights set forth in this Agreement, this Agreement may be terminated at any time at or prior to the Closing, as follows:

            (a) in writing, by mutual consent of the Parties;

            (b) at the election of the Buyer, in the event the Sale Hearing is not held on or before June 10, 2005 (unless otherwise agreed to in writing by Buyer);

            (c) at the election of the Buyer, in the event the Bankruptcy Court fails to execute or enter the Approval Order on or before June 30, 2005, as contemplated by this Agreement; or

            (d) at the election of Sellers or Buyer, on July 31, 2005 in the event that the Closing has not occurred on or before such date; provided, however, that such terminating Party is not then in material breach of its obligations under this Agreement.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

      14.1 Amendment. This Agreement may be amended from time to time by written agreement signed by the Parties.

      14.2 Severability. If any provision of this Agreement is held to be in conflict with any Law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or sections of this Agreement shall not affect the remaining portions of this Agreement, or any part thereof.

      14.3 Notices. Unless otherwise provided in this Agreement, any Notice permitted or required hereunder must be sent by (i) personal delivery, (ii) expedited delivery service with proof of delivery, (iii) United States registered or certified mail, postage prepaid, or (iv) telecopy (provided that the telecopy is confirmed by mail in the manner previously described), addressed as follows:

            If to the Buyer to:

            Cal Dive International, Inc.
            c/o Martin R. Ferron, President
            400 N. Sam Houston Parkway E.
            Suite 400
            Houston, Texas  77060
            Telecopier: (281) 618-0500

            with a copy to:

            Weil, Gotshal & Manges LLP
            c/o Alfredo R. Perez
            700 Louisiana, Suite 1600
            Houston, Texas 77002
            Telecopier: (713) 224-9511

            If to any Seller to:

            Torch Express, L.L.C.
            c/o Torch Offshore, Inc.
            c/o David Phelps, Chief Restructuring Advisor
            Telecopier: (877) 711-6966
            c/o Robert Fulton, Manager
            Telecopier: (504) 367-8605
            401 Whitney Avenue, Suite 400
            Gretna, Louisiana 70056

            with a copy to:

            Heller, Draper, Hayden, Patrick & Horn, L.L.C.
            650 Poydras Street, Suite 2500
            New Orleans, LA  70130
            Attn: Jan M. Hayden
            Telephone: (504) 581-9595
            Telecopier: (504) 525-3761

      Any purported Notice by e-mail shall be without effect. All Notices required under this Agreement should specifically state that this is a "Notice pursuant to Section 14.3 of this Agreement."

      14.4 Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

      14.5 No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the Parties.

      14.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

      14.7 General Interpretive Principles. Except as otherwise expressly provided or unless the context otherwise requires, the defined terms in this Agreement shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender.

      14.8 Punitive, Consequential, and Special Damages. Under no circumstances shall either Party be liable to the other for any punitive, consequential, or special damages.

      14.9 Further Assurances. The Sellers and the Buyer agree to take all necessary action and to deliver or cause to be delivered on the Closing Date and at such other times thereafter any such additional certificates, documents or instruments as either of them may reasonably request for the purposes of carrying out this Agreement and the transactions contemplated hereby.

      14.10 Entire Agreement. This Agreement, including any Exhibits attached hereto, constitutes the entire understanding and agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as contained in this Agreement. Except as specifically set forth herein, this Agreement is not dependent upon the existence of any other agreement.

      14.11 Finders or Broker's Fees. With the exception of their respective financial advisors, each of Buyer (on the one hand), and Sellers (on the other hand), represents and warrants that neither it nor any of its respective affiliates has dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, other than Bridge Associates, LLC ("Bridge") and Raymond James & Associates ("RJA").

      14.12 No Assignment. This Agreement may not be assigned in whole or in part by any Seller or Buyer, except that Buyer may assign this Agreement to a wholly owned subsidiary of Buyer; provided, however, that in the event of such permitted assignment, Buyer shall not be relieved of its obligations hereunder and further, the assignee shall assume the obligations of Buyer hereunder.

      14.13 Governing Law. The Agreement will be governed by and interpreted in accordance with the laws of the State of Louisiana, without giving effect to the principles of conflicts of law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF both parties have hereunto placed their signatures on the day and year first written above.

                                    SELLERS:

                                    TORCH OFFSHORE, L.L.C.

                                    BY: ________________________________
                                    ITS: _______________________________

                                    TORCH OFFSHORE, INC.

                                    BY: ________________________________
                                    ITS: _______________________________

                                    TORCH EXPRESS, L.L.C.

                                    BY: ________________________________
                                    ITS: _______________________________

                                    BUYER:

                                    CAL DIVE INTERNATIONAL, INC.

                                    ____________________________________
                                    Martin R. Ferron
                                    President and COO

                                  SCHEDULE 6.4

                                      TAXES

1.    Louisiana Department of Revenue - Q4 2004 sales tax - not yet paid

2. Louisiana Department of Revenue - Disputed Sales Tax amounts for 1/1/2001 to 7/31/2003

3.    Terribone Parish - 2004 property taxes - not yet paid

4.    Jefferson Parish - 2004 property taxes - not yet paid

5. Torch Offshore, Inc. Consolidated 2004 Federal Income Tax Return - not yet filed

6.    State of Delaware - 2004 franchise tax - partially paid

7.    State of Louisiana - 2004 State Income Tax Return - on extension

8.    State of Texas - 2004 property tax

9.    Form 5500 - 401K plan - 2004

10.   Vanuatu - 2004 tonnage tax not yet paid

11. Sellers have not filed any Personal Property Reports with the Parish Assessor of either Jefferson, Plaquemines or Terribone Parish for 2005 or any prior periods.

                                    EXHIBIT A

                              FORM OF BILL OF SALE

            THIS BILL OF SALE (this "Bill of Sale") is made and delivered this [___] day of [_______], 2005, by [Seller], a [___________________ ("Seller")]
for the benefit of Cal Dive International, Inc., a Minnesota corporation ("Buyer"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement (as hereinafter defined).

            WHEREAS, Seller and Buyer have entered into that certain Equipment Purchase Agreement dated as of June 13, 2005 (the "Agreement"), the terms of which are incorporated herein by reference, which provides for the sale and assignment by Seller to Buyer of the Equipment.

            NOW, THEREFORE, in consideration of the mutual promises contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, and subject to the terms and conditions of the Agreement:

            1. Seller does hereby bargain, sell, grant, assign, transfer, convey and deliver unto Buyer, and its successors and assigns, forever, all of Seller's right, title and interest in and to the Equipment TO HAVE AND TO HOLD such Equipment with all appurtenances thereto, unto Buyer, and its successors and assigns, for its use forever.

            3. This Bill of Sale shall inure to the benefit of and be binding upon the parties thereto and their respective successors and assigns.

            4. Nothing in this Bill of Sale, express or implied, is intended to or shall be construed to modify, expand or limit in any way the terms of the Agreement. To the extent that any provision of this Bill of Sale conflicts or is inconsistent with the terms of the terms of the Agreement, the Agreement shall govern.

            5. This Bill of Sale is executed and delivered pursuant to the Agreement.

            6. This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of Louisiana, as applied to contracts made and performed entirely in such State.

            IN WITNESS WHEREOF, and intending to be legally bound hereby, Seller has caused this Bill of Sale to be executed and delivered as of the day and year first above written.

                                    [SELLER]

                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________